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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of ACT Manufacturing, Inc. of our report dated August 21, 1998, except as to Note 14, which is as of October 9, 1998, relating to the financial statements of CMC Industries, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
June 21, 1999